UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 28, 2026

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3805 Old Easton Road Doylestown, PA (Address of principal executive offices)	18902 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385 (Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 28, 2026, Aprea Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company (i) 6,288,857 shares (the “Private Placement Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) or pre-funded Common Stock purchase warrants (the “Pre-Funded Warrants”) in lieu thereof, and (ii) common stock purchase warrants to purchase up to 6,288,857 shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.765 per share (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”). The combined effective offering price of each Private Placement Share or Pre-Funded Warrant and accompanying Common Warrant to be issued is $0.89 and represents the “Minimum Price” in accordance with Nasdaq Listing Rule 5635(d), for expected aggregate gross proceeds at closing of approximately $5.6 million. The closing of the private placement (the “Private Placement”) is expected to occur on January 30, 2026, subject to satisfaction of customary closing conditions (the “Closing Date”).

The Common Warrants will be exercisable for 2 years after the earlier of (i) the effective date of the Registration Agreement (as defined below) and (ii) the date the Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Common Warrants) without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Private Placement Shares and Warrants and without volume or manner-of-sale restrictions. If a resale registration statement covering the shares of Common Stock underlying the Common Warrants is not effective and available at the time of exercise, the Common Warrants may be exercised by means of a “cashless” exercise formula. The Common Warrants may not be exercised to the extent that immediately following such exercise, the holder would beneficially own greater than 4.99% (or, at the election of the holder, greater than 9.99%) of the Company’s outstanding Common Stock.

The Pre-Funded Warrants will be exercisable from the date of issuance until exercised in full and may not be exercised to the extent that immediately following such exercise, the holder would beneficially own greater than 4.99% (or, at the election of the holder, greater than 9.99%) of the Company’s outstanding Common Stock. The Pre-Funded Warrants may be exercised by means of a “cashless” exercise formula at any time while outstanding.

The Warrants do not contain any Black Scholes cash payment obligations, any “price protection” anti-dilution protection or any “price reset” provisions pursuant to which the exercise price of the Warrants is subject to adjustment or reset at a future date or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market prices for the Common Stock, or upon any future issuance or sale by the Company of shares of its capital stock or securities exercisable or exchangeable for or convertible into shares of the Company’s capital stock at exercise or conversion prices below the exercise price of the warrants, other than standard pro rata adjustments for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that would impact the Common Stock generally.

In connection with the Private Placement, the Company and the Purchasers entered into a Registration Rights Agreement, dated January 29, 2026 (the “Registration Rights Agreement”), providing for the registration for resale of Private Placement Shares along with the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants that are not then registered on an effective registration statement, pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) on or prior to the 60th day after the Closing Date. The Company has agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective as promptly as practicable, but in no event later than the earlier of (i) the fifth trading day following the date on which the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments and (ii) the 45th calendar day following the date on which the Registration Statement is filed with the SEC (or, in the event of a “full review” by the SEC, the 60th calendar day following the filing date), and to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been sold pursuant to a registration statement under the Securities Act or under Rule 144 as promulgated by the SEC under the Securities Act. The Company has granted the Purchasers customary indemnification rights in connection with the Registration Statement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Statement.

The Purchase Agreement also prohibits the Company from: (a) for 30 days following the date the Registration Statement has been declared effective, issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or any Common Stock Equivalents (as defined in the Purchase Agreement) or filing any registration statement other than the Registration Statement contemplated by the Purchase Agreement, or (b) for 180 days following the date the Registration Statement has been declared effective the Company or its Subsidiaries (as defined in the Purchase Agreement) effecting or entering into any agreement to effect the issuance any shares of Common Stock or any Common Stock equivalents involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to customary exceptions, including, without limitation, (i) issuances contemplated by the Purchase Agreement, (ii) pursuant to employee benefit plans, or (iii) beginning on the 30th day following the date the Registration Statement has been declared effective, pursuant to the Company’s existing at-the-market offering sales agreement.

On January 28, 2026, and in connection with the Purchase Agreement, the Company entered into a customary placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (“Maxim”). Pursuant to the Placement Agency Agreement, Maxim is entitled to a cash fee of 7% of the gross cash proceeds paid by investors in the Private Placement (the “Placement Fee”). The Company has agreed to reimburse Maxim for its reasonable expenses incurred in connection with the Private Placement in an aggregate amount not to exceed $35,000.

On January 28, 2026, in connection with the Private Placement, the Company entered into an Amendment to the Securities Purchase Agreement (the “Amendment”) with purchasers that purchased at least 50.1% in interest of the Shares (as defined in the December Purchase Agreement (as defined below)), to amend that certain Securities Purchase Agreement, dated December 8, 2025, by and among the Company and purchaser parties thereto (the “December Purchase Agreement”). Prior to the Amendment, the December Purchase Agreement prohibited the Company from (a) for a period of 120 days following the date the Registration Statement (as defined in the December Purchase Agreement) was declared effective, issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or any Common Stock Equivalents (each as defined in the December Purchase Agreement) or filing any registration statement other than the Registration Statement contemplated by the December Purchase Agreement, and (b) engaging in any Variable Rate Transaction (as defined in the December Purchase Agreement) for a period of 180 days following the date the Registration Statement contemplated by the December Purchase Agreement was declared effective. Pursuant to the Amendment, the December Purchase Agreement was amended to provide that the Company is prohibited from (a) from the date of the December Purchase Agreement until January 27, 2026, issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or any Common Stock Equivalents (each as defined in the December Purchase Agreement) or filing any registration statement other than the Registration Statement contemplated by the December Purchase Agreement, and (b) effecting any Variable Rate Transaction (as defined in the December Purchase Agreement), until January 27, 2026, subject to customary exemptions.

The foregoing descriptions of the Pre-Funded Warrants, the Common Warrants, the Purchase Agreement, the Registration Rights Agreements, the Placement Agency Agreement and the Amendment are qualified in their entirety by reference to the full text of the forms of such documents, copies of which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4 respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated herein by reference into this Item 3.02.

The Private Placement Shares, the Common Warrants, the Pre-Funded Warrants, and the shares of common stock underlying the Common Warrants and the Pre-Funded Warrants (collectively, the “Securities”) were, and will be, offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. Each Purchaser is an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not initially be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock, notes, or any other securities of the Company.

Item 7.01 Regulation FD Disclosure.

On January 29, 2026, the Company issued a press release announcing the signing of Purchase Agreement with the Purchasers. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On January 29, 2026, the Company issued a press release announcing the first unconfirmed partial response (uPR) observed in a patient enrolled in its ongoing Phase 1 ACESOT-1051 dose-escalation study (A Multi-Center Evaluation of WEE1 Inhibitor APR-1051 in Patients with Advanced Solid Tumors). A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

On January 29, 2026, the Company updated its corporate presentation slide deck. A copy of the corporate presentation slide deck is filed as Exhibit 99.3 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
10.1*	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Placement Agency Agreement
10.4	Form of Amendment to the Securities Purchase Agreement
99.1	Press Release of Aprea Therapeutics, Inc., dated as of January 29, 2026
99.2	Press Release of Aprea Therapeutics, Inc., dated as of January 29, 2026
99.3	Corporate Presentation (January 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: January 29, 2026	By:	/s/ Oren Gilad
	Name:	Oren Gilad, Ph.D.
	Title:	President and Chief Executive Officer